Exhibit 32.2

CERTIFICATION OF

CHIEF FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying Quarterly Report on Form 10-Q of Infinity Augmented Reality, Inc. (formerly known as Absolute Life Solutions, Inc.), for the quarter ending February 28, 2013, I, Joshua Yifat, Treasurer and Chief Financial Officer of the Company, hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

1.    Such Quarterly Report on Form 10-Q for the quarter ending February 28, 2013, fully complies with the requirements of  Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.    The information contained in such Quarterly Report on Form 10-Q for the quarter ending February 28, 2013, fairly represents in all material respects, the financial condition and results of operations of Infinity Augmented Reality, Inc. (formerly known as Absolute Life Solutions, Inc.).

Date: April 22, 2013

/s/ Joshua Yifat
Joshua Yifat Treasurer and Chief Financial Officer ( principal financial officer and duly authorized officer)